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                       INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the use in this Registration Statement of Benz Energy Inc. on Form SB-2 of our report dated April 2, 1999 (except for Notes 9, 18, and 22 as to which the date is July 20, 1999), appearing in the Prospectus, which is a part of such Registration Statement relating to the consolidated financial statements of Benz Energy Inc., and to the reference to our Firm under caption "Experts" in such Prospectus.



                                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                Certified Public Accountants

New York, New York
July 21, 1999